Petroleum Development Corporation

Accounting Update Conference Call

October 18, 2005

Steven R. Williams

Chairman and CEO

Nasdaq: PETD

Forward-Looking Statements

This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.

Contact Information:

Investor Relations

Petroleum Development Corporation

PO Box 26

103 East Main Street

Bridgeport, West Virginia 26330

P: 304.842.6256

F: 304.842.0913

www.petd.com

History of Issue

4    Derivative issue discovered in final stages of preparing second quarter financial statements

4    On August 15, 2005 the Company announced second quarter financial statements would be delayed

4    Company immediately requested that KPMG begin work for possible restatement to minimize delays if restatement of financials was required

4    Independent review by Houston office

4    Review by KPMG national office

Nasdaq Listing History and Status

4    Nasdaq notified the Company that it was in violation of listing rules on August 16, 2005

4    Violation results in delisting, with appeal provision

4    "E" appended to symbol

4    Company requested hearing before Listing Qualifications Panel to ask for additional time to file financial statements

4    Hearing was held on September 15, 2005

4    On October 14, 2005 the panel informed the Company that it would grant an exception to the listing standard

4    Company must file the Form 10-Q for the period ended June 30, 2005 on or before November 14, 2005

4    "E" remains appended to symbol until financial statements are current

KPMG Review

4    PDC's audits were conducted by the Pittsburgh office of KPMG LLP

4    Review was conducted by "independent" partners from Houston  and KPMG's national office

4    In-depth review includes

4    Forms 10-K and 10-Q

4    Audit work papers

4    Accounting policies and procedures

Derivatives

4    Company used "hedge" accounting for derivatives

4    Changes in value of hedges are included in AOCI, not in net income

4    Procedures were established in 2000 with assistance of derivative expert

4    Policies and procedures were reviewed by PDC and KPMG as part of SOX review in early 2005

4    Subsequent information indicated that hedge accounting was not allowed without documentation the Company had not maintained

4    Changes in value of disallowed hedges must be flowed through net income

4    No net impact over the life of the hedges compared to the original treatment

4    Changes the timing of the recognition of gains and losses

4    NO CASH IMPACT

Estimated Impact of Eliminating Hedge Accounting*

	2002	2003	2004
Estimated Increase (Decrease) in Pre-tax Income	($517,600)	$1,197,000	($535,200)
1st Quarter 2005		2nd Quarter 2005
Estimated Increase (Decrease) in Pre-tax Income	($4,151,400)	$1,767,400

*KPMG is continuing its review.  Amounts are subject to revision.

Property Accounting

4    In the course of the independent review KPMG identified additional corrections

4    Rocky Mountain "field" covered too much area

4    Interpretation of rules for calculation of depreciation differed from common practice

4    Revisions resulted in changes to depreciation throughout the periods and in an impairment of the value of some of the Company's properties in 2001

4    The impairment did not effect any of the areas where the Company is currently drilling

4    Changes to depreciation and the impairment change the reported net income

4    No impact on cash flow or reserves

Estimated Changes to DD&A

	2002	2003	2004
DD&A as reported	$12,103,300	$14,153,400	$17,958,200
Change to DD&A	$564,400	$1,599,000	$551,000
Estimated revised DD&A	$12,667,700	$15,752,400	$18,509,200

*KPMG is continuing its review.  Amounts are subject to revision.

Estimated Overall Impact of Changes

4    There is no material impact on cash flow, reserves, or production

4    Changes to derivative and DD&A accounting result in changes in the period amounts are recognized but no change in the total amount recognized

4    Nasdaq waiver of listing requirement expires November 14, 2005 (Second quarter financials must be filed)

Overall Impact of Accounting Changes

	2002	2003	2004
After Tax Net Income, as stated	$9,284,800	$22,619,100	$34,060,600
Estimated Change in After Tax Net Income	($758,400)	($263,800)	($678,500)
Estimated Revised After Tax Net Income	$8,526,400	$22,355,300	$33,382,146
Estimated change as % of stated income	-8.2%	-1.2%	-2.0%

*KPMG is continuing its review.  Amounts are subject to revision.

Petroleum Development Corporation

NASDAQ: PETD